As filed with the Securities and Exchange Commission on May 11, 2017

Registration No. 333-215671

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
(Amendment No. 2)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VISTAGEN THERAPEUTICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	20-5093315
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

VistaGen Therapeutics, Inc. 343 Allerton Avenue South San Francisco, California 94080 (650) 577-3600	Shawn K. Singh Chief Executive Officer c/o VistaGen Therapeutics, Inc. 343 Allerton Avenue South San Francisco, California 94080 (650) 577-3600
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices),	(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to public)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Daniel W. Rumsey, Esq.
Jessica R. Sudweeks, Esq.
Disclosure Law Group,
a Professional Corporation
600 W. Broadway, Suite 700
San Diego, CA 92101
(619) 795-1134

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Explanatory Note

VistaGen Therapeutics, Inc. is hereby filing this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-215671), originally filed on January 23, 2017 (the “Registration Statement”), as an exhibit-only filing to file an updated consent of OUM & Co., LLP, filed herewith as Exhibit 23.2 (the “Consent”). Accordingly, this Pre-Effective Amendment No. 2 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent filed herewith as Exhibit 23.2. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

1.1*	Form of Underwriting Agreement
1.2*	Form of Placement Agent Agreement
4.1*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate
4.2*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder
4.3*	Form of any unit agreement with respect to any unit issued hereunder
5.1+	Opinion of Disclosure Law Group, a Professional Corporation
12.1*	Computation of Ratio of Earnings to Fixed Charges
23.1+	Consent of Disclosure Law Group, a Professional Corporation
23.2	Consent of Independent Registered Public Accounting Firm – OUM & Co., LLP (filed herewith)
24	Power of Attorney (located on signature page of the Registration Statement on Form S-3, filed January 23, 2017)

*
To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

+	Previously filed as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3, filed April 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, California on May 11, 2017.

VISTAGEN THERAPEUTICS, INC.

By:	/s/ Shawn K. Singh
Shawn K. Singh
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	Chief Executive Officer, and Director (Principal Executive Officer)
Shawn K. Singh		May 11, 2017

/s/ *	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Jerrold D. Dotson		May 11, 2017

/s/ *	Chairman of the Board of Directors
Jon S. Saxe		May 11, 2017

/s/ *	President, Chief Scientific Officer and Director
H. Ralph Snodgrass, Ph.D.		May 11, 2017

/s/ *	Director
Brian J. Underdown, Ph.D.		May 11, 2017

/s/ *	Director
Jerry B. Gin, Ph.D., MBA		May 11, 2017

 * By: /s/ Shawn K. Singh
          Attorney-in-fact